Exhibit 3.02.23

AMENDMENT

OF

FIRST AMENDED AND RESTATED REGULATIONS

OF

TWENTY FIRST CENTURY COMMUNICATIONS, INC.

ARTICLE TWO

DIRECTORS

Section 2.02. Authorized Number of Directors: Term of Office.

(A) Until changed in accordance with the provisions of the regulations, the authorized number of directors of the corporation shall be three.

Adopted as of this 22nd day of March, 2011

Adopted August 24, 2010

FIRST AMENDED AND RESTATED REGULATIONS

OF

TWENTY FIRST CENTURY COMMUNICATIONS, INC.

ARTICLE ONE

MEETINGS OF SHAREHOLDERS

Section 1.01. Annual meetings. An annual meeting of shareholders for the election of directors, for the consideration of reports to be laid before such meeting, and for the transaction of such other business as may properly come before such meeting shall be held on such date and time determined by the directors each year.

Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by:

(A) the chairman of the board or the president;

(B) the directors by action at a meeting, or a majority of the incumbent directors acting without a meeting; or

(C) the holders of at least 25% percent of all shares outstanding and entitled to vote thereat.

Section 1.03. Place of Meetings. Each meeting of shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place either within or without the State of Ohio. If authorized by the directors, a meeting of shareholders may be held solely by means of communication equipment as authorized by law.

Section 1.04. Notice of Meetings.

(A) Written notice stating the time, place, if any, and purposes of each annual or special meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than seven nor more than 60 days before the date of the meeting (i) to every shareholder of record entitled to notice of the meeting (ii) by or at the direction of the president, the secretary, or another officer expressly authorized by action of the directors to give such notice. If mailed or sent by overnight delivery service, such notice shall be addressed to the shareholder at such shareholder’s address as it appears on the records of the corporation at the time such notice is mailed or sent. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee.

(B) Upon request in writing delivered either in person or by registered mail to the president or the secretary, specifying the purpose or the purposes for which the persons properly making such request have called a meeting of shareholders, that officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than 60 days after the receipt of such request, as the officer may fix. If the notice is not given within 15 days after the receipt of such request by the president or the secretary, then the persons properly calling the meeting may fix the time of the meeting and give notice thereof in accordance with Section 1.04(A), or cause the notice to be so given by any designated representative.

Section 1.05. Waiver of Notice. Notice of the time, place, if any, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains a waiver by such shareholder is a writing for purposes of this Section 1.05.

Section 1.06. Quorum.

(A) At any meeting of shareholders, the presence, in person, by proxy, or by the use of communications equipment; of the holders, of record on the record date for such meeting, of shares entitling them to exercise a majority of the voting power of the corporation shall be necessary to constitute a quorum for such meeting or at any adjournment thereof.

(B) Except as otherwise provided in Section 1.07(B)(2) in respect of adjournment, no action may be taken at any meeting of shareholders, or at any adjournment thereof, unless a quorum is present.

(C) If a quorum is present at a meeting of shareholders, it cannot be broken by the subsequent withdrawal of one or more shareholders or their proxies or by any decrease in the number of shares represented at the meeting.

Section 1.07. Votes Required.

(A) At all elections of directors, the candidates receiving the greatest number of votes shall be elected; and

(B) Any other proposal submitted to the shareholders at a meeting can be authorized or approved only by the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting and (ii) a majority of the shares voted on such proposal; provided, however, that:

(1) no action required by law, the articles, or the regulations to be authorized or taken by the holders of a designated proportion of the shares may be authorized or taken by a lesser proportion; and

(2) the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time; and at such adjourned meeting, any business may be transacted as if the meeting had been held as originally noticed.

Section 1.08. Conduct of the Meeting. At any meeting of shareholders, unless otherwise determined at such meeting by the holders of a majority of the voting shares represented and entitled to vote at such meeting, the officer of the corporation acting as chairman of such meeting shall have plenary authority to conduct the meeting and may, among other things, set the order of business, prescribe reasonable rules to preserve order, impose limits on the shareholders’ right to speak and, except as otherwise provided in the regulations, determine the manner of voting.

Section 1.09. Record Date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of 60 days preceding the date of the meeting of shareholders.

Section 1.10. Proxies. At meetings of the shareholders, any shareholder entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by a writing signed, or a verifiable communication authorized, by such shareholder, but such writing or verifiable communication must be filed with the secretary of the meeting before such proxy shall be allowed to vote thereunder.

Section 1.11. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint one or more inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

ARTICLE TWO

DIRECTORS

Section 2.01. Authority and Qualifications. Except where the law, the articles or the regulations otherwise provide, all authority of the corporation shall be vested in and exercised by or under the direction of its directors.

Section 2.02. Authorized Number of Directors; Term of Office.

(A) Until changed in accordance with the provisions of the regulations, the authorized number of directors of the corporation shall be five.

(B) The shareholders may fix or change the authorized number of directors and may fill any director’s office that is created by an increase in the authorized number of directors by a vote of a majority of the holders of the shares entitled to vote thereon at any annual meeting or special meeting called for that purpose; provided, however, that the shareholders may not reduce the authorized number of directors to fewer than three, unless the number of shareholders shall be less than three, in which case the number of directors shall not be less than the number of shareholders.

(C) No reduction in the authorized number of directors shall of itself have the effect of shortening the term of any incumbent director.

(D) Each director shall be elected to serve until (i) the annual meeting of shareholders for the election of directors next following his or her election or a special meeting called for the purpose of electing directors and until his or her respective successor is elected; or (ii) the director’s earlier death, resignation or removal.

Section 2.03. Election.

(A) Directors may be elected at an annual meeting of shareholders or at a special meeting of shareholders called for the purpose of electing directors.

(B) The election of directors shall be by ballot (i) whenever the number of candidates exceeds the number of directors to be elected or (ii) if requested by the officer of the corporation acting as chairman of the meeting or by the holders of a majority of the voting shares represented and entitled to vote at such meeting, but the election shall otherwise be by voice vote.

Section 2.04. Removal by Shareholders. All the directors or any individual director may be removed from office by the shareholders, without assigning any cause, only by the vote of the holders of not less than a majority of the voting power of the corporation entitling them to elect directors in place of those to be removed. In case of any removal pursuant to this Section 2.04, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

Section 2.05. Vacancies. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term.

Section 2.06. Meetings.

(A) A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the president, another officer expressly authorized by action of the directors to give notice of meetings of directors, or any two directors. Regular meetings of the directors may be-held at such times as may be provided for in an action of the directors and upon such notice, if any, as shall be so provided in such action.

(B) All meetings of directors shall be held at the principal office of the corporation unless the directors from time to time otherwise determine.

(C ) Meetings of the directors may be held through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

Section 2.07. Notice of Meetings.

(A) Notice of the place, if any, and time of each meeting of the directors, other than a meeting held immediately following the adjournment of an annual meeting of shareholders at which directors are elected, shall be given to each of the directors:

(1) by personal delivery or by mail, telegram, cablegram, overnight delivery service, or any other means of communication authorized by the director, if such notice is given at least two days before the meeting; or

(2) orally, either in person or by telephone, not later than the day before the meeting.

(B) Notice of any meeting of the directors may be given only by the chairman of the board, the president, the secretary of the corporation, or another officer expressly authorized by action of the directors to give such notice. The method of giving notice to all directors need not be uniform. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 2.08. Waiver of Notice. Notice of the place, if any, and time of any meeting of the directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of the directors without protesting, prior to or at the commencement of such meeting, the lack of proper notice shall be deemed to be a waiver by the director of such notice. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains a waiver by such director is a writing for the purposes of this Section 2.08.

Section 2.09. Quorum; Vote Required.

(A) A majority of the directors in office at the time of a meeting of directors shall be necessary to constitute a quorum for the meeting. If a quorum is present at a meeting of the directors, it cannot be broken by the subsequent withdrawal of one or more directors.

(B) The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the board, unless the vote of a greater number of the directors is required by law, the articles, the regulations or the bylaws.

Section 2.10. Committees.

(A) The directors may create an executive committee or any other committee of directors, to consist of one or more of the directors, and may delegate to any such committee any of the authority of the directors, however conferred, other than the authority to fill vacancies among the directors or in any committee of the directors. Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors.

(B) The executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors.

(C) No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president, another officer expressly authorized by action of the directors to give notice of a meeting of such committee, or a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other, and participation in such a meeting shall constitute presence thereat.

Section 2.11. Bylaws. The directors may adopt, and amend from time to time, bylaws for their own government, which bylaws shall not be inconsistent with the law, the articles or the regulations.

ARTICLE THREE

OFFICERS

Section 3.01. Officers. The officers of the corporation to be elected by the directors shall be a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The directors may elect a chairman of the board, who must be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the articles or the regulations to be executed, acknowledged, or verified by two or more officers.

Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors and need not be elected annually. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.03. Duties of Officers. All officers shall, respectively, have such powers and perform such duties as the law, the articles, the regulations or the directors may from time to time provide. Unless otherwise provided by the directors:

(A) The chairman of the board, if any, shall preside at all meetings of the directors. If no chairman of the board has been elected, the president shall preside at all meetings of the directors.

(B) The president:

(1) shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation;

(2) shall have the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the corporation;

(3) shall preside at all meetings of shareholders;

(4) shall have the authority to represent the corporation at meetings of the shareholders, members or partners of other corporations, partnerships, limited liability companies or other entities in which the corporation holds shares or other interests, and to execute on behalf of the corporation discretionary or restricted proxies; and

(5) shall have such other powers and duties as may be prescribed by the directors.

(C) In the absence of the president or in the event of the president’s inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the president may from time to time prescribe.

(D) The secretary, or an assistant secretary, if any, in case of the absence or inability to act of the secretary, shall keep minutes of all the proceedings of the shareholders and the directors and make a proper record of the same and shall perform such other duties and have such other powers as the president may from time to time prescribe.

(E) The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall be the chief financial officer of the corporation, shall exercise supervision over the finances of the corporation and shall perform such other duties and have such other powers as the president may from time to time prescribe.

(F) Any other officers shall perform such other duties and have such other powers as the president may from time to time prescribe.

ARTICLE FOUR

SHARES

Section 4.01. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation:

(A) shall bear (i) the signatures of the chairman of the board, the president or a vice president, and of the secretary, an assistant secretary, the treasurer or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed) and (ii) such recitals as may be required by law; and

(B) may bear such other recitals as are permitted by law.

Section 4.02. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

(A) so requests before the corporation has notice that such original certificate has been acquired by a protected purchaser;

(B) files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

(C) satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

ARTICLE FIVE

INDEMNIFICATION AND INSURANCE

Section 5.01. Indemnification. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved (as a deponent, witness or otherwise) in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative (including, without limitation, any threatened, pending or completed action, suit or proceeding by or in the right of the corporation) (hereinafter a “Proceeding”), by reason of the fact that such person is or was a director of the corporation (hereinafter an “Indemnitee”), against all expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees, expert witnesses’ fees and transcript costs) (hereinafter “Expenses”), judgments, fines, excise taxes assessed with respect to an employee benefit plan, penalties and amounts paid in settlement (such judgments, fines, excise taxes, penalties and amounts paid in settlement are hereinafter referred to as “Liabilities”) actually and reasonably incurred by the Indemnitee in connection with any Proceeding, unless and only to the extent that it is determined, as provided in Section 5.04, that any such indemnification should be denied or limited. Notwithstanding the foregoing, except as to claims to enforce rights conferred on an Indemnitee by this Article Five that may be brought, initiated or otherwise asserted by the Indemnitee pursuant to Section 5.07, the corporation shall not be required by this Section 5.01 to indemnify an Indemnitee in connection with any claim (including, without limitation, any original claim, counterclaim, cross-claim or third-party claim) in a Proceeding, which claim is brought, initiated or otherwise asserted by the Indemnitee, unless the bringing, initiation or assertion of the claim in the Proceeding by the Indemnitee was authorized or ratified by the Board of Directors of the corporation.

Section 5.02. Court-Approved Indemnification. Anything contained in Section 5.01 to the contrary notwithstanding, the corporation shall not indemnify an Indemnitee (A) in such Indemnitee’s capacity as a director of the corporation in respect of any claim, issue or matter asserted in a Proceeding by or in the right of the corporation as to which the Indemnitee shall have been adjudged to be liable to the corporation for an act or omission undertaken by such Indemnitee in such capacity with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation or (B) in any Proceeding by or in the right of the corporation in which the only liability is asserted pursuant to Section 1701.95 of the Ohio Revised Code against the Indemnitee, unless and only to the extent that the court of common pleas in the county in Ohio in which the principal office of the corporation is located or the court in which a Proceeding is brought (each, a “Designated Court”) shall determine, upon application of either the Indemnitee or the corporation, that, despite the adjudication or assertion of such liability, and in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to such indemnity as the Designated Court shall deem proper. In the event of any such determination by the Designated Court, the corporation shall timely pay any indemnification determined by the Designated Court to be proper as contemplated by this Section 5.02.

Section 5.03. Indemnification for Expenses When Successful on the Merits or Otherwise.

(A) Anything contained in this Article Five to the contrary notwithstanding, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any

Proceeding or in defense of any claim, issue or matter asserted therein, the Indemnitee shall be promptly indemnified by the corporation against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

(B) Without limiting the generality of the foregoing, an Indemnitee claiming indemnification under Section 5.03 shall be deemed to have been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter asserted therein, if such Proceeding shall be terminated as to such Indemnitee, with or without prejudice, without the entry of a judgment or order against the Indemnitee, without a conviction of the Indemnitee, without the imposition of a fine or penalty upon the Indemnitee, and without the Indemnitee’s payment or agreement to pay any other Liability (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against the Indemnitee or otherwise results in a vindication of the Indemnitee).

Section 5.04. Determination.

(A) Any indemnification covered by Section 5.01 and that is not precluded by Section 5.02 shall be timely paid by the corporation unless and only to the extent that a determination is made that such indemnification shall be denied or limited because (i) the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, the Indemnitee had reasonable cause to believe that such Indemnitee’s conduct was unlawful, or (ii) the Indemnitee did not actually or reasonably incur an Expense or Liability to be indemnified.

(B) Any indemnification covered by Section 5.03 shall be timely paid by the corporation unless and only to the extent that a determination is made that such indemnification shall be denied or limited because the Indemnitee did not actually or reasonably incur the Expense to be indemnified.

(C) Each determination required or permitted by this Section 5.04 may be made only by a Designated Court.

Section 5.05. Presumptions. Upon making any request for indemnification under this Article Five, the Indemnitee shall be presumed to be entitled to indemnification under this Article Five, and the corporation shall have the burden of proof in the making of any determination contrary to such presumption by clear and convincing evidence. Without limiting the generality of the foregoing, for purposes of this Article Five, it shall be presumed that (A) the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, (B) with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe that such Indemnitee’s conduct was unlawful and (C) each Liability and Expense for which indemnification is claimed was actually and reasonably incurred by the Indemnitee. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut any such presumption.

Section 5.06. Advances for Expenses. The Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding at the request of the Indemnitee within thirty days after the receipt by the corporation of a written statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection with the defense of the Proceeding and shall include or be accompanied by a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation in respect of such Expense.

Section 5.07. Right of Indemnitee to Bring Suit. If (A) a claim for indemnification under this Article Five is not paid in full by the corporation within sixty days after a written claim has been received by the corporation or (B) a claim for advancement of Expenses under Section 5.06 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be indemnified for all the Expenses actually and reasonably incurred by the Indemnitee in prosecuting such claim in enforcing the Indemnitee’s rights under this Article Five.

Section 5.08. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, trustee, partner, member or manager and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.09. Insurance. The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, partner, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the obligation or the power to indemnify such person against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 5.10. Venue; Jurisdiction.

(A) Any action, suit or proceeding to determine a right to indemnification under this Article Five may be maintained by an Indemnitee claiming such indemnification or by the corporation only in a Designated Court. Each of the corporation and, by claiming or accepting such indemnification, any such Indemnitee consents to the exercise of jurisdiction by a Designated Court in any such action, suit or proceeding.

(B) Any action, suit or proceeding to determine (i) the obligation of an Indemnitee under this Article Five to repay any Expenses previously advanced by the corporation or (ii) the obligation of the corporation under this Article Five to advance any Expenses may be maintained by the corporation or such Indemnitee only in a Designated Court. Each of the corporation and, by claiming or accepting such advancements, any such Indemnitee consents to the exercise of jurisdiction by a Designated Court in any such action, suit or proceeding.

ARTICLE SIX

MISCELLANEOUS

Section 6.01. Amendments. The regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal.

Section 6.02. Actions Without a Meeting. Anything contained in the regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.